                                                                    EXHIBIT 11.1


                                   AWARE, INC.
                        COMPUTATION OF BASIC AND DILUTED
                           NET INCOME (LOSS) PER SHARE

                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                       -----------------------------
                                                                                          1999               1998
                                                                                       -----------      ------------
Net income (loss)............................................................          $   676,963      ($ 1,455,437)
                                                                                       ===========      ============

Weighted average number of common shares outstanding:
     Common stock............................................................           21,097,978        19,718,820
     Other...................................................................                   --                --
                                                                                       -----------      ------------
       Common shares outstanding for purpose of calculating basic
               net income (loss) per share...................................           21,097,978        19,718,820

Common stock equivalents to reflect dilution:
       Option common stock equivalent shares.................................            2,274,615                --
                                                                                       -----------      ------------

     Total shares for purpose of calculating diluted net
           income (loss) per share...........................................           23,372,593        19,718,820
                                                                                       ===========      ============

Basic net income (loss) per share............................................                $0.03            ($0.07)
                                                                                       ===========      ============
Diluted net income (loss) per share..........................................                $0.03            ($0.07)
                                                                                       ===========      ============